Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:
	Investors and media	Media
	William Dwyer, Raser	Lyle Ball, Amp
	801.765.1200	801.984.9840

Raser to Acquire Power Generation Technology Company,

Adds Nearly $1Billion in Long-Term Energy Sales Contracts

Provo, UT – January 19, 2006 – Raser Technologies, Inc. (PCX: RZ, “Raser”), a technology licensing company that develops and licenses advanced electric motor, electronic motor drive, power generation and related technologies announced today a definitive agreement to acquire Amp Resources (“Amp”), a private company with technologies focused on power generation.

Under the terms of the agreement, Raser will acquire Amp and its portfolio of technologies for heat transfer and renewable power generation. Raser will also assume ownership of multiple, long-term geothermal energy sales contracts with public and private utilities. These contracts call for an aggregate of $966 million from gross energy sales over 20 years. It is anticipated that these power generation projects will be developed and placed in service by December, 2007.

Amp stockholders will receive up to 10 million shares of Raser common stock and approximately $38 million in cash. Raser will also assume liabilities and approximately $50 million in debt, which the company intends to retire within 12 months of closing. Upon the close of the transaction, Amp stockholders will own approximately 16% of the combined company on a fully diluted basis. Raser expects this transaction to be accretive to earnings per share upon completion of the geothermal energy sales contract monetization transactions. JP Morgan Chase & Co. (NYSE:JPM) has been engaged by Raser as an investment banker and advised on the transaction.

The transaction is subject to customary closing conditions, including regulatory approval, as well as Raser obtaining financing to fund the repayment of approximately $38 million of indebtedness of Amp at closing. Raser intends to finance the repayment of Amp’s indebtedness through the sale of debt or equity securities, or possibly through other sources of capital during the pendency of this transaction.

“Raser is committed to bring important new electric motor and power generation technologies to market through licensing and royalty arrangements with companies in the transportation, industrial and power generation markets. These markets form the three pillars of our strategic plan to grow Raser,” said Brent M. Cook, Raser’s Chief Executive Officer. “We expect this transaction to provide a stable platform of cash flow and revenue that will fuel Raser’s long-term growth strategy.”

Amp is a technology licensing and development company focused on large-scale commercialization of geothermal and waste-heat energy resources. Amp has developed proprietary solutions based on a patented heat transfer technology for generating electricity from zero-emission and other “green” energy resources. Raser management believes the combination of Raser and Amp will accelerate the adoption of its Symetron™ technologies by industrial and power generation companies.

“Coupled with Amp’s heat transfer technology, the Symetron™ value proposition is strong for both traditional, large power plants as well as for smaller power plants where the parasitic load is disproportionate to the generating capacity,” Cook added. According to the Department of Energy, approximately 23% of total U.S. electric generating capacity is provided by more than 14,000 small plants with nameplate capacities of 100 megawatts or less.

Business Model

Raser endeavors to license its technology innovations, deriving most of its revenue and earnings from license and royalty payments. Amp maintains licensing rights, patents and trade secrets in its technology portfolio that provide the exclusive right to license its proprietary low temperature power generation technology world-wide. This intellectual property is a central element in the Raser business model.

In addition to proprietary technologies, Amp offers recurring revenue potential through the operation and monetization of geothermal and other power generation projects. Amp currently has contracts with public and private utilities, including PacifiCorp (a subsidiary of Scottish Power) and California Dept. of Water Resources (State of California) to provide nearly $1 billion in energy sales over a 20-year period from four projects. It is anticipated that these projects and their eligible tax credits will be monetized into a license and royalty revenue stream consistent with Raser’s business model.

“This acquisition is consistent with our strategy of identifying and targeting those markets that could significantly benefit from our Symetron™ technologies,” said Cook.

Raser’s three target markets are:

•	Transportation (automotive, trains, trucks, buses, alternators, integrated starter alternators, accessory motors, etc.)

•	Industrial (pumps, fans, conveyors, HVAC, industrial motors, etc.)

•	Power Generation (generators, power station equipment, transmission technologies, etc.)

Management

Kraig T. Higginson will continue as Executive Chairman of Raser. John Stevens, current Chairman of Amp, will join Higginson in the office of the Chairman. Brent M. Cook will continue as Chief Executive Officer of Raser. Kevin Calderwood, currently Chief Executive Officer of Amp, will join Cook in the office of the CEO.

“This transaction is uniting two companies with substantially similar technology focus and corporate direction,” said Calderwood. “We plan to rapidly integrate our strong management teams and global business relationships to advance our value-rich and environmentally-friendly energy technologies.”

Integration

Subject to regulatory approval, the two companies will develop integration plans that build on the similar missions and the best business and product development practices from each company. More information about the acquisition will be available at www.rasertech.com/raserandamp.html.

The acquisition is subject to customary closing conditions, including regulatory approvals. The transaction will be accounted for under purchase accounting rules.

A conference call to discuss the transaction and the outlook for the combined companies will be scheduled soon after closing, currently anticipated for the second quarter of 2006. Shareholders are invited to submit questions to Raser at investorrelations@rasertech.com

About Raser Technologies

Formed in 2003, Raser believes that its pending patents and proprietary intellectual property cover breakthrough technologies. Raser’s Symetron™ technologies more efficiently harness electrical energy in electric motors, controllers, alternator and generator technologies. Application of Symetron™ generally requires minor changes to existing products, but yields significant increases in power, performance and efficiency without the use of exotic materials. Further information on Raser may be found at: www.rasertech.com.

About Amp Resources

Amp Resources licenses its technologies for renewable power generation and waste heat recovery projects. Amp Resources is in the business of renewal; finding innovative ways to regenerate usable energy from industrial waste heat and/or by tapping self replenishing sources of geothermal power. Further information on Amp Resources may be found at: www.ampresources.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, but not limited to, statements regarding the following: the Company’s beliefs about the benefits of the proposed acquisition; the Company’s expectations that the acquisition will be accretive to Raser’s results; the Company’s intent to monetize contractual payments; the Company’s ability to raise capital sufficient to finance the repayment of indebtedness which is a condition to closing; the Company’s beliefs about the performance capabilities of its technology; the Company’s ability to commercially license the technology; the projected revenues derived from the transaction; the ability of the Company to hire employees sufficient to accelerate engineering and testing; and the Company’s beliefs regarding its research and development efforts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ, including, without limitation, difficulties encountered in integrating merged businesses, uncertainties as to the timing of the acquisition; necessary approvals of the transaction by the stockholders of the companies; the ability to secure construction financing for geothermal facilities; the ability to secure governmental, and other, approvals and permits; the ability to meet construction timetables for geothermal facilities; the ability to monetize geothermal facility revenue streams; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals; the ability to raise capital to finance the repayment of indebtedness; the potential that the Company may be required to obtain shareholder approval of the transaction under applicable exchange listing standards; the competitive environment of the motor, controller and power generation industries, and competitive responses to the proposed acquisition; the inability to achieve commercial acceptance of our technology, the inability to compete effectively in the marketplace, the inability to improve or implement effective systems, procedures and controls, the strength of our patent and pending patents and other intellectual property and those of our competitors, our inability to protect our intellectual property, the inability to attract, train and retain key personnel, and such other risks as identified in the Company’s quarterly report on Form 10-QSB for the quarter ended September 30, 2005, as filed with the Securities and Exchange Commission, and all subsequent filings, which contain and identify important factors that could cause the actual results to differ materially from those contained in our projections or forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this press release.

Company Contact Information:

William Dwyer

Raser Technologies, Inc.

investorrelations@rasertech.com

801-765-1200

Lyle Ball

Amp Resources

lyleball@ampresources.com

801-984-9840